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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): July 22, 2005

                                  FEMONE, INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

               000-49661                              98-0358887
              -----------                            ------------
        (Commission File Number)           (IRS Employer Identification No.)

                         5600 Avenida Encinas, Suite 130
                             Carlsbad, CA 92008, USA
                            Telephone: (760) 448-2498

                   (Address and telephone number of principal
                    executive offices and place of business)
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ITEM 8.01 OTHER EVENTS

On July 22, 2005, FemOne received the fully executed lease agreement and took position of its new facility located at 1905 Aston Drive, Suite 101 in Carlsbad, California. The Company will be open for business at this location effective on August 1, 2005.

The five year lease beginning August 1, 2005, is at a base lease payment of $20,900 per month for the first year, with months 2 and 3 in the first year free of the base rent charge. The monthly payments increase for cost of living adjustments in years two through five.

Mr. Grimm, our Director and Chief Executive Officer, has personally guaranteed our obligations under the lease which guarantee may be waived by the landlord in the future if certain performance conditions are met.

A copy of the lease agreement will be filed with our quarterly report on Form 10-Q for the quarter ended June 30, 2005 to be filed on or about August 15, 2005.

                                   SIGNATURES:

Pursuant to the requirement of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


FEMONE, INC.

                  By: /s/ Ray W. Grimm, Jr.
                      ------------------------------------------
                      Ray W. Grimm, Jr., Chief Executive Officer

                  Dated: July 28, 2005